EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123943) of SmartPros, Ltd. and Subsidiaries (Company) of our report dated March 29, 2011, relating to the financial statements of the Company included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2010 and 2009.

/s/ Holtz Rubenstein Reminick LLP

New York, New York
March 29, 2011